UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2006

AMERICAN ACCESS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6670 SPINGLAKE ROAD, KEYSTONE HEIGHTS, FLORIDA	32656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 352-473-6673

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 1, 2006 Tim Adams was appointed President and Chief Operating Officer of the Registrant. Mr. Adams succeeds interim president Erik Wiisanen who continues in his role of Vice President- Sales and Marketing of the Company’s Omega Metals Division.

Mr. Adams’ business background is set forth in the press release filed as Exhibit 99.1 herewith.

On September 1, 2006 American Access Technologies entered into a two-year agreement with Tim Adams, President and Chief Operating Officer. The employee is entitled to a minimum base salary of $150,000 per year and standard key employee health and other benefits. A management performance plan is expected to be established in due course. If Mr. Adams employment is terminated without cause or by disability or death, or with good reason by the employee prior to September 1, 2008, Mr. Adams is entitled to a severance benefit equal to six (6) months base salary and defined contribution and non-contribution benefit and vacation plans. Mr. Adams will not be eligible for any non-accrued severance if his employment is terminated by the company for cause or by Mr. Adams without good reason. The employment agreement also includes terms related to confidential information, unfair competition, non-interference, and assignment during consolidation or merger.

On September 6, 2006, registrant issued a press release announcing its board of directors has appointed Tim Adams President and chief operating officer effective September 1, 2006. A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

As set forth in Item 5.02, there is furnished herewith as Exhibit 99.1, a press release issued on September 6, 2006, announcing registrant’s board of directors has appointed Tim Adams President and chief operating officer effective September 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ACCESS TECHNOLOGIES, INC.
(Registrant)

Date: September 6, 2006	By:	/s/ Joseph F. McGuire
Joseph F. McGuire
Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated September 6, 2006, announcing registrant’ board of directors has appointed Tim Adams President and chief operating officer effective September 1, 2006.